SECURITIES AND EXCHANGE COMMISSION
		      Washington, DC 20549


			    FORM 8-K

		     Current Report Pursuant
		  to Section 13 or 15(d) of the
		 Securities Exchange Act of 1934



Date of report (Date of earliest event reported September 16, 1996

	    HARVEST HOME FINANCIAL CORPORATION
	(Exact Name of Registrant as Specified in Its Charter)

			    Ohio
		(State or Other Jurisdiction of Incorporation)

  0-25300                             31-1402988
(Commission File Number)             (I.R.S. Employer Identification No.

   3621 Harrison Avenue, Cheviot, Ohio           45211
   (Address of Principal Executive Offices)     (Zip Code)

   (513)661-6612
   (Registrant's Telephone Number, Including Area Code)

    N/A
   (Former Name or Former Address, if Changed Since Last Report)

	    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5:  Other Events


Harvest Home Financial Corporation ("HHFC") is filing the Form 8-K pursuant to
Item 5 and as a discretionary and voluntary filing.

Harvest Home Financial Corporation owns Harvest Home Savings Bank which has three (3) offices located in western Hamilton County and assets of $76.4 million as of June 30, 1996, with a total capital of $12.8 million.

The IRS issued a Private Letter Ruling ("PLR") on July 16, 1996 to Harvest Home Financial Corporation (HHFC) that sanctioned a tax-free distribution of surplus capital to its shareholders.

Pursuant to the PLR, HHFC declared a one-time cash distribution for common stock of $3.00 per share on August 23, 1996, to shareholders of record as of September 6, 1996. The distribution was payable on September 16, 1996. Company officials estimated that approximately 77 percent of the distribution will be tax-free.

Nasdaq was duly notified of the Cash Dividend/Distribution Notification pursuant to SEC Rule 10b-17. A press release was issued on August 23, 1996 and was published nationally as well as locally.

			   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  Harvest Home Financial Corp.
                                  (Registrant)


Date:  November 5, 1996            By: /s/ John E. Rathkamp
                                       President and Director
                                       Principal Executive Officer